                                                                   EXHIBIT 10.11

                                    GUARANTY



GUARANTORS                                         BORROWER
----------                                         --------
TONY D. CHILDERS                                   HODGES HEAVY DUTY
Arkansas License No. 432887273                     TRUCK REPAIR, INC.
3821 S. Arkansas Ave.                              3821 S. Arkansas Ave.
Russellville, AR 72801                             Russellville, AR 72801

JACK HODGES
Arkansas License No. 431130546
3821 S. Arkansas Ave.
Russellville, AR 72801


         1. CONSIDERATION. This Guaranty is being executed to induce Seller to enter into the financial accommodations with or on behalf of Buyer.

         2. GUARANTY. Guarantor hereby unconditionally guarantees the prompt and full payment and performance of Buyer's present and future, joint and/or several, direct and indirect, absolute and contingent, express and implied, indebtedness, liabilities, obligations and covenants (cumulatively "indebtedness") to Seller as follows:

         _____ LIMITED TO AN AMOUNT: Guarantor's liabilities and obligations under this Guaranty ("Obligations") shall include all present and future written agreements between Borrower and Lender evidencing the indebtedness (whether executed for the same or different purposes), but shall be limited to the principal amount of Three Hundred Eight Thousand Two Hundred Three Dollars ($308,203) together with all interest and all of Seller's expenses and costs incurred in connection with the indebtedness including any amendments, extensions, modifications, renewals, replacements or substitutions thereto. This limitation on the liability of Guarantor shall not apply to any costs incurred by Seller pursuant to paragraph 20.

         _____ LIMITED TO THE FOLLOWING DESCRIBED NOTES/ AGREEMENTS:
Guarantor's liabilities obligations under this Guaranty ("Obligations") shall be limited to the following described promissory notes and agreements between Borrower and Lender evidencing the indebtedness, together with all interest and all of Lender's expenses and costs incurred in connection with the indebtedness including any amendments, extensions, modifications, renewals, replacements or substitutions thereto: Three Hundred Eight Thousand Two Hundred Three Dollars ($308,203) plus 6% interest per annum.

                          NOTICE TO COSIGNER/GUARANTOR

         You are being asked to guarantee this debt. Think carefully before you do so. If the Buyer doesn't pay the debt, you will have to be sure you can afford to pay if you have to, and that you want to accept this responsibility.

         You may have to pay up to the full amount of the debt if the Buyer does not pay. You may also have to pay late fees or collection costs, which increase this amount.

         The Seller can collect this debt from you without first having to collect from the Buyer. The Seller can use the same collection methods against you that can be used against the Buyer such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of your credit record.

         This notice is not the contract that makes you liable for this debt.

         GUARANTOR ACKNOWLEDGES GUARANTOR HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT INCLUDING THE TERMS AND CONDITIONS ON THE REVERSE SIDE, GUARANTOR HAS EXECUTED THIS AGREEMENT WITH THE INTENT TO BE LEGALLY BOUND, GUARANTOR ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS AGREEMENT.

DATED: April 1, 1997.

                                         /s/ Tony D. Childers
                                         ---------------------------------------
                                         TONY D. CHILDERS



ATTEST: /s/ Tony D. Childers             /s/ Jack Hodges
        --------------------------       ---------------------------------------
                                         JACK HODGES



         2 a.    Buyer shall be referred to as Borrower hereafter and the
Seller as Lender.

         3. ABSOLUTE AND CONTINUING NATURE OF GUARANTY. Guarantor's obligations are absolute and continuing and shall not be affected or impaired if Lender amends, renews, extends, compromises, exchanges, fails to exercise, impairs or releases any of the indebtedness owed by any Borrower, co-guarantor, or any third party or any of Lender's rights against any Borrower, co-guarantor, third party, or collateral. In addition, the obligations shall not be affected or impaired by the death, incompetency, termination, dissolution, insolvency, business cessation, or other financial deterioration of any Borrower, Guarantor, or third party.

         4. DIRECT AND UNCONDITIONAL NATURE OF GUARANTY. Guarantor's obligations under this Guaranty are direct and unconditional and may be enforced without requiring Lender to exercise, enforce, or exhaust any right or remedy against any Borrower, co-guarantor, third party, or collateral.

         5. WAIVER OF NOTICE. Guarantor hereby waives notice of the acceptance of this Guaranty; notice of present and future extensions of credit and other financial accommodations by Lender to any Borrower; notice of presentment for payment, demand, protest, dishonor, default, and nonpayment pertaining to the indebtedness and this Guaranty and all other notices and demands pertaining to this indebtedness and this Guaranty as permitted by law.

         6. DEFAULT. Guarantor shall be in default under this Guaranty in the event that any Borrower or Guarantor:

                 (a) fails to pay any amount under this Guaranty or any other indebtedness to Lender when due (whether such amount is due by acceleration or otherwise);

                 (b) fails to perform any obligation or breaches any warranty or covenant to Lender contained in this Guaranty or any other present or future written agreement;

                 (c) provides or causes any false or misleading signature or representation to be provided to Lender;

                 (d) allows any collateral for the indebtedness or this Guaranty to be destroyed, lost or stolen, or damaged in any material respect;

                 (e) permits the entry or service of any garnishment, judgment, tax levy, attachment or lien against Borrower, Guarantor, or any of their property;

                 (f) dies, becomes legally incompetent, is dissolved or terminated, ceases to operate its business, becomes insolvent, makes an assignment for the benefit of creditors, fails to pay debts as they become due, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding; or

                 (g) causes Lender to deem itself insecure in good faith for any reason.

         7. RIGHTS OF LENDER ON DEFAULT. If there is a default under this Guaranty, Lender shall be entitled to exercise one or more of the following remedies without notice or demand (except as required by law);

                 (a) to declare Guarantor's obligations under this Guaranty immediately due and payable in full.

                 (b) to collect the outstanding obligations under this Guaranty with or without resulting to judicial process;

                 (c) to setoff Guarantor's obligations under this Guaranty against any amounts due to Guarantor including, but not limited, to, moneys, instruments, and deposit accounts maintained with Lender; and

                 (d) to exercise all other rights available to Lender under any other written agreement or applicable law.

         Lender's rights are cumulative and may be exercised together, separately, and in any order.

         8. SUBORDINATION. The payment of any present or future indebtedness of Borrower to Guarantor will be postponed and subordinated to the payment in full of any present or future indebtedness of Borrower to lender during the term of this Agreement. In the event that Guarantor receives any moneys, instruments, or other remittances to be applied against Borrower's obligations to Guarantor, Guarantor will hold these funds in trust for Lender, and immediately endorse or assign (if necessary) and deliver these moneys, instruments, and other remittances to lender. Guarantor agrees that Lender shall be preferred to Guarantor in any assignment for the benefit of creditors in any bankruptcy, insolvency, liquidation, or reorganization proceeding commenced by or against Borrower in any federal or state court.

         9. INDEPENDENT INVESTIGATION. Guarantor's execution and delivery to Lender of this Guaranty is based solely upon Guarantor's independent investigation of Borrower's financial condition and not upon any written or oral representation of Lender in any manner. Guarantor assumes full responsibility for obtaining any additional information regarding Borrower's financial condition and Lender shall not be required to furnish Guarantor with any information of any kind regarding Borrower's financial condition.

         10. ACCEPTANCE OF RISKS. Guarantor acknowledges the absolute and continuing nature of this Guaranty and voluntarily accepts the full range of risks associated herewith including, but not limited to, the risk that Borrower's financial condition shall deteriorate or if this Guaranty is unlimited, the risk that Borrower shall incur additional indebtedness to Lender in the future.

         11. SUBORDINATION. Guarantor will not be subrogated to any of Lender's rights against any Borrower, any co-guarantor, any third party or any collateral unless Guarantor has satisfied all of Borrower's present and future, joint and/or several, direct or indirect, absolute and contingent, express and implied, indebtedness, liabilities, obligations and covenants to Lender in a full and complete manner.

         12. APPLICATION OF PAYMENTS. Lender will be entitled to apply any payments or other moneys received from Borrower, any third party, or any collateral against Borrower's present and future obligations to Lender in any order.

         13. TERMINATION. This Guaranty shall remain in full force and effect until Lender executes and delivers to Guarantor a written release thereof, notwithstanding the foregoing, Guarantor shall be entitled to terminate any unlimited guaranty of Borrower's future indebtedness to lender following any anniversary of this Guaranty by providing Lender with sixty (60) or more days' written notice of such termination by hand-delivery or certified mail. Notice shall be deemed given when received by Lender. Such notice of termination shall not affect or impair any of the agreements and obligations of the Guarantor under this Agreement with respect to any of the obligations existing prior to the time of actual receipt of such notice by Lender, any extensions or renewals thereof, and any interest on any of the foregoing.

         14. ASSIGNMENT. Guarantor shall not be entitled to assign any of its rights or obligations described in this Guaranty without Lender's prior written consent which may be withheld by Lender in its sole discretion. Lender shall be entitled to assign some or all of its rights and remedies described in this Guaranty without notice to or the prior consent of Guarantor in any manner. Unless the Lender shall otherwise consent in writing, the Lender shall have an unimpaired right prior and superior to that of any assignee, to enforce this Guaranty for the benefit of the Lender, as to those obligations that the Lender has not assigned.

         15. MODIFICATION AND WAIVER. The modification and waiver of any of Guarantor's obligations or Lender's rights under this Guaranty must be contained in a writing signed by Lender. Lender may delay in exercising or fail to exercise any of its rights without causing a waiver of those rights. A waiver on one occasion shall not constitute a waiver on any other occasion.

         16. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Lender and their respective successors, assigns, trustees, receivers, administrators, personal representatives, legatees, and devisees.

         17. NOTICE. Any notice or other communication to be provided under this Guaranty shall be in writing and sent to the parties at the addresses described in this Guaranty or such other addresses as the parties may designate in writing from time to time.

         18. SEVERABILITY. If any provision of this Guaranty violates the law or is unenforceable, the rest of the Guaranty shall remain valid.

         19. APPLICABLE LAW. This Guaranty shall be governed by the laws of the state of Arkansas. Guarantor consents to the jurisdiction and venue of any court located in such state in the event of any legal proceeding under this Guaranty.

         20. COLLECTION COSTS. If Lender hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Guaranty, Guarantor agrees to pay Lender's reasonable attorneys' fees, legal expenses and other costs to the extent permitted by law.

         21. REPRESENTATIONS OF GUARANTOR. Guarantor acknowledges receipt of reasonably equivalent value in consideration for the execution of this Guaranty and represents that, after giving effect to this Guaranty, the fair market value of Guarantor's assets exceeds Guarantor's total liabilities, including contingent, subordinate and unliquidated liabilities, that Guarantor has sufficient cash flow to meet debts as they mature, and is paying its debts as they mature, and that Guarantor does not have unreasonably small capital.

         22. MISCELLANEOUS. This Guaranty is executed in connection with a consumer loan. Guarantor will provide Lender with a current financial statement upon request. All references to Guarantor in this Guaranty shall include all entities or persons signing this Guaranty. If there is more than one Guarantor, they will be obligated jointly and individually. This Guaranty and any related documents represent the complete and integrated understanding between Guarantor and Lender pertaining to the terms and conditions of those documents.

         23. ADDITIONAL TERMS: Any additional terms shall be in writing and approved by Guarantor, Borrower and Lender.